EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statement Nos. 333-2488, 333-12422, 333-100070 and 333-120657 of QLT Inc. on Form S-8 of our reports dated March 5, 2009, relating to the consolidated financial statements and financial statement schedule (which report expressed an unqualified opinion) of QLT Inc. and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants Vancouver, Canada
March 5, 2009

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